UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

IKONICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IKONICS CORPORATION

4832 Grand Avenue

Duluth, Minnesota 55807

(218) 628-2217

Amendment No. 1 to

PROXY STATEMENT

FOR

2021 ANNUAL MEETING OF SHAREHOLDERS

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A is being filed by Ikonics Corporation to amend its definitive proxy statement for the Annual Meeting of Shareholders to be held on April 29, 2021, which was filed with the U.S. Securities and Exchange Commission on March 23, 2021, in order to modify information relating to a shareholder under the headings identified below, each of which is restated in its entirety. All other portions of the proxy statement are incorporated herein by reference without modification.

Except as specifically discussed in this Explanatory Note, this amendment does not otherwise modify or update any other disclosures presented in the proxy statement. In addition, this amendment does not reflect events occurring after the date of the proxy statement or modify or update disclosures that may have been affected by subsequent events.

CHANGE TO PROXY STATEMENT

The information appearing under the headings “Security Ownership of Principal Shareholders and Management” and “Delinquent Section 16(a) Reports,” as corrected, is set forth on the following pages:

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of March 2, 2021, the number of shares of Common Stock beneficially owned by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director, director nominee and by all officers and directors as a group. All persons have sole voting and dispositive power over such shares unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Number of Shares		Percentage of Outstanding Shares
Directors, Director Nominees and Executive Officers:
William C. Ulland	243,047	(2)	12.30%
Darrell B. Lee	10,211		*
Ernest M. Harper, Jr.	–		–
Lockwood Carlson	250		*
Marianne Bohren	100		*
Jeffrey D. Engbrecht	–		–
Gregory W. Jackson	–		–
Glenn Sandgren	5,833	(3)	*
Claude P. Piguet	21,675		1.10%
Ken Hegman	375		*
All directors and executive officers (11 persons)	291,908		14.74%

Additional Beneficial Owners >5%:
Joseph R. Nerges	325,400	(4)	16.46%
H. Leigh Severance	180,079	(5)	9.11%
Gerald W. Simonson	125,495	(6)	6.35%
Ault Global Holdings, Inc.	197,634	(7)	10.00%
David Elliot Lazar, et al.	193,508	(8)	9.79%

*	Less than one percent.
(1)

The address for each of the persons listed above is 4832 Grand Avenue, Duluth, Minnesota 55807, except for the following (which is based solely on information contained in filings made by such persons with the Securities and Exchange Commission prior to March 2, 2021): Mr. Nerges, whose address is 1726 Bundy Street, Scranton, Pennsylvania 18508, H. Leigh Severance whose address is 100 Filmore Street, Suite 300, Denver, CO 80206; Gerald W. Simonson whose address is 7260 Commerce Circle East, Minneapolis, MN 55432; Ault Global Holdings, Inc. with an address of 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141; and David Elliot Lazar, et al. with an address of 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036.

(2)

Includes 2,000 shares held in a trust for the benefit of Mr. Ulland’s nephews and for which Mr. Ulland acts as custodian. Mr. Ulland may be deemed to have voting and dispositive power over the shares held in the trust, but he disclaims beneficial ownership of such shares.

(3)	Incudes 3,333 shares of common stock issuable upon exercise of options exercisable within 60 days after March 1, 2021.
(4)

Based solely on information contained in filings made by Mr. Nerges with the Securities and Exchange Commission on or prior to March 2, 2021. Pursuant to Minnesota law, certain shares beneficially owned by Mr. Nerges that, when acquired, were in excess of 20% of the Company’s common stock have no voting rights because his acquisition of those shares was not approved by a vote of the Company’s shareholders.

(5)	Based solely on information contained in filings made by Mr. Severance with the Securities and Exchange Commission on or prior to March 2, 2021.
(6)	Based solely on information contained in filings made by Mr. Simonson with the Securities and Exchange Commission on or prior to March 2, 2021.
(7)	Based solely on information contained in filings made by Ault Global Holdings, Inc. with the Securities and Exchange Commission on or prior to March 2, 2021.
(8)

Based on information contained in a Schedule 13D/A jointly filed with the Securities and Exchange Commission on April 6, 2021 by David Elliot Lazar and Custodian Ventures LLC, pursuant to which (i) Mr. Lazar reported having sole voting and dispositive power over 30,738 shares and has shared voting and dispositive power over 162,770 shares and (ii) Custodian Ventures LLC reported having shared voting and dispositive power over 162,770 shares. Mr. Lazar reported as being the sole member of, and serving as Chief Executive Officer for, Custodian Ventures LLC.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than ten percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2020, and on written representations from the Company’s directors and executive officers, all required reports were filed on a timely basis during fiscal 2020.